Exhibit 3.2

Adopted by the Board of Directors on
June 4, 2003]

TOYS "R" US, INC.

A Delaware corporation

AMENDED AND RESTATED BY-LAWS

ARTICLE I

STOCKHOLDERS MEETINGS

                Section 1.1        Annual Meeting  An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time and place, either within or outside the State of Delaware, as may be specified by the Board of Directors.

                Section 1.2        Special Meetings.  Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, the President, or a majority of the Board of Directors, at such time and place either within or outside the State of Delaware as may be stated in the call and notice.  A special meeting of stockholders shall be called by the President upon the written request, stating time, place and the purpose or purposes of the meeting, of stockholders who together own of record a majority of the outstanding stock entitled to vote at such meeting.

                Section 1.3        Notice of Meetings.  Notice of stockholders meetings, stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the President, any Vice President, or the Secretary, to each stockholder of record entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

                 Section 1.4         Quorum.  Except as otherwise provided by law, the certificate of incorporation, or these By-Laws, at any meeting of stockholders, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting and, where a class vote is required by law or the certificate of incorporation, a majority of the outstanding shares of each class of stock entitled to a class vote, shall be present or represented by proxy in order to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend. The absence from any meeting of the number of shares required by law, the certificate of incorporation, or these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.

                 Section 1.5         Adjournment.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjournment meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                Section 1.6        Organization.  The Chairman of the Board, or in his or her absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors, or if the Board fails to act, the stockholders may appoint any stockholder or any director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and a Vice President.

The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

                Section 1.7        Voting.  Except as otherwise provided by law, the certificate of incorporation, or these By-Laws, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question.

ARTICLE II

BOARD OF DIRECTORS

                 Section 2.1         (a) Number, Term of Office, Nominations and Qualification.  The business, property and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of such number of directors either as may be designated by the Board of Directors by resolution or as may be nominated for election to the Board of Directors by the Corporation's stockholders.  The directors shall be elected at the annual meeting of stockholders, and serve (subject to Article IV) until the next succeeding annual meeting of stockholders and until the election and qualification of their respective successors.

                                            (b) Nominations.  Only persons who are nominated in accordance with the procedures set forth in this Section 2.1(b) shall be eligible for election as directors by the stockholders.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by, or at the direction of, the Board of Directors or the Corporate Governance and Nominating Committee of the Board of Directors or by any beneficial owner of at least $1000 in current value of shares of the Corporation entitled to be voted for the election of the directors at the meeting who complies with the notice procedures set forth in this Section 2.1.  Such nominations, other than those made by or at the direction of the Board of Directors or the Corporate Governance and Nominating Committee of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting;  provided, however, that if less than 100 days notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (i) the name, age, business address and residence address of such person as they appear in the Corporation's records, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation that are beneficially owned by such person and (iv) any other information that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Corporation’s books, of such stockholder; (ii) the class and number of shares of the Corporation that are beneficially owned by such stockholder as of the record date; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.1(b).

                                               (c) Power of Chairman Regarding Nominations.  The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he or she should so determine, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

                Section 2.2        Meetings.  The annual meeting of the Board of Directors, for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice at the same place as, and immediately following, the annual meeting of the stockholders.

Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the President, or two of the directors then in office.

                Section 2.3         Notice of Special Meetings.  The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five days before the meeting, or by facsimile or e-mail or personal service at least two days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

               Section 2.4         Quorum and Organization of Meetings.  A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law, the certificate of incorporation, or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, or in his or her absence a Vice Chairman of the Board appointed by the Board or by such other person as may be selected by the directors. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

               Section 2.5        Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. A majority of the total number of members of a Committee shall constitute a quorum for the transaction of business. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee which may be established by the Board of Directors or these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

               Section 2.6        Action Without Meeting.  Nothing contained in these By-Laws shall be deemed to restrict the power of the directors or members of any committee to take any action, required or permitted to be taken by them, without a meeting, in accordance with applicable provisions of law.

               Section 2.7        Telephone Meetings.  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board, or committee, by means of conference telephone, video or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meetings.

ARTICLE III

OFFICERS

               Section 3.1        Executive Officers.  The executive officers of the Corporation shall be the Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. The failure to elect a Chairman of the Board, a President, a Vice President, a Treasurer or a Secretary shall not affect the existence of the Corporation.  The Board of Directors may elect or appoint, in its discretion, such other officers, including without limitation, one or more Vice Chairmen of the Board, one or more Vice Chairmen of the Corporation, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Controller and one or more Assistant Treasurers and Assistant Secretaries, as it may deem necessary or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time.  The Chairman of the Board and any Vice Chairman of the Board shall be a director of the Corporation. Any person may hold at one time two or more offices.

                Section 3.2        Powers and Duties.  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.  The Chairman of the Board shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board, a Vice Chairman of the Board, if any, shall perform all the duties of the Chairman of the Board. The officers and agents of the Corporation shall each have such powers and perform such duties in the management of the business and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors.

ARTICLE IV

RESIGNATIONS, REMOVALS AND VACANCIES

               Section 4.1        Resignations.  Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

                Section 4.2         Removals.  The Board of Directors, at any meeting thereof, or by written consent, may, to the extent permitted by law, at any time, remove with or without cause from office or terminate the employment of any officer or member of any committee. Except as provided by law or the certificate of incorporation, the holders of a majority of the shares entitled to vote at an election of directors may remove any director with or without cause; provided, however, that if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if voted cumulatively at an election of the entire Board.

               Section 4.3         Vacancies.  Except as provided by law or the certificate of incorporation, any vacancy in the office of any director or officer through death, resignation, removal, disqualification or other cause, and any additional directorship resulting from an increase in the number of directors, may be filled at any time by a vote of a majority of the directors then in office (even though less than a quorum remains) or by the stockholders, and, subject to the provisions of this Article, the person so chosen shall hold office until his or her successor shall have been chosen and shall have qualified; or if the person so chosen is a director elected to fill a vacancy, he shall hold office for the unexpired term of his or her predecessor.

ARTICLE V

CAPITAL STOCK

                Section 5.1        Stock Certificates.  The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

                Section 5.2         Transfer of Shares.  Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his or her duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate for such shares properly endorsed.

                Section 5.3         Fixing Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

               Section 5.4        Regulations.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates for shares of stock of the Corporation.

ARTICLE VI

MISCELLANEOUS

               Section 6.1        Corporate Seal.  The corporate seal shall have inscribed thereto the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

               Section 6.2        Fiscal Year.  The fiscal year of the Corporation shall end on the Saturday which falls nearest to the last day of January in each year.

               Section 6.3        Notice and Waivers Thereof. Whenever any notice as required by law, the certificate of incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise revised by law, may be given personally or by mail, or, in the case of directors or officers, by facsimile or e-mail, addressed to such address as appears on the books of the Corporation. Any notice given by facsimile or e-mail shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

Whenever a notice is required to be given by law, the certificate of incorporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice.

               Section 6.4        Stock of Other Corporations or Other Interests.  Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, the Secretary and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors, the Chairman of the Board, or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the President, or the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

               Section 6.5        Periodic Reports.  The Corporation shall send periodic reports to each of its stockholders, not less than once each year, which shall include profit and loss statements and balance sheets prepared in accordance with generally accepted accounting principles.

ARTICLE VII

AMENDMENTS

               Section 7.1        Amendments.  The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, alter, amend or repeal the By-Laws of the Corporation by vote of not less than a majority of such shares, and the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, alter, amend or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.